Exhibit 99.1
FOR IMMEDIATE RELEASE
Veeva Announces Fiscal 2027 First Quarter Results
Total Revenues of $882.9M, up 16% Year Over Year
Subscription Revenues of $730.2M, up 15% Year Over Year

PLEASANTON, CA — June 3, 2026 — Veeva Systems Inc. (NYSE: VEEV), a leading provider of industry cloud solutions for the global life sciences industry, today announced results for its first quarter ended April 30, 2026.
"Our rapid progress with Veeva AI sets the foundation as we enter the next chapter of our industry cloud," said CEO Peter Gassner. "We are moving from an industry-specific application company to an industry-specific application and AI agent company. This is a major transformation for Veeva and the industry that will help our customers bring the right medicines to patients faster."
Fiscal 2027 First Quarter Results:
•Revenues: Total revenues for the first quarter were $882.9 million, up from $759.0 million one year ago, an increase of 16% year over year. Subscription revenues for the first quarter were $730.2 million, up from $634.8 million one year ago, an increase of 15% year over year.
•Operating Income and Non-GAAP Operating Income:(1) First quarter operating income was $273.1 million, compared to $233.7 million one year ago, an increase of 17% year over year. Non-GAAP operating income for the first quarter was $395.4 million, compared to $349.9 million one year ago, an increase of 13% year over year.
•Net Income and Non-GAAP Net Income:(1) First quarter net income was $260.9 million, compared to $228.2 million one year ago, an increase of 14% year over year. Non-GAAP net income for the first quarter was $371.1 million, compared to $327.8 million one year ago, an increase of 13% year over year.
•Net Income per Share and Non-GAAP Net Income per Share:(1) For the first quarter, fully diluted net income per share was $1.57, compared to $1.37 one year ago, while non-GAAP fully diluted net income per share was $2.24, compared to $1.97 one year ago.
“Our first quarter results exceeded guidance on all metrics, reflecting another quarter of broad-based growth and profitability,” said CFO Brian Van Wagener. “We’re pleased with the raised fiscal 2027 guidance and energized by the large and growing opportunity ahead.”
Recent Highlights:
•Advancing Industry AI with Rapid Progress Across Veeva AI – Veeva significantly advanced its industry AI strategy this quarter. Ostro, acquired in March, is delivering compliant, conversational AI for more than 50 brands. Vault AI is on track to expand to all Vault applications in August. Veeva Falcon, the new platform delivering agentic labor for clinical, regulatory, and safety, is planned for early adopter release in November.

© 2026 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	1

•Leading the Industry with Agentic Commercial – At Commercial Summit in May, Veeva shared its vision for Agentic Commercial, leveraging AI to help biopharmas bring the right medicines to more patients. With capabilities like the Agentic Call Report in Vault CRM and Ostro’s conversational AI on brand websites, biopharmas can now generate and act on Commercial Evidence. In Vault CRM, the industry’s fastest path to Agentic CRM success, Veeva added 27 new Vault CRM customers in the quarter and now has more than 150 customers live.
•Bringing Agentic Labor to Veeva Development Cloud – Veeva expanded its leadership with multiple enterprise biopharma wins across clinical, regulatory, and safety. Additionally, Veeva showcased its AI strategy at the recent European R&D and Quality Summit in Copenhagen, generating strong customer interest in Vault AI and Veeva Falcon to drive productivity and speed in drug development.
Financial Outlook:
Veeva is providing guidance for its fiscal second quarter ending July 31, 2026 as follows:
•Total revenues between $902 and $905 million.
•Non-GAAP operating income between $392 and $395 million.(2)
•Non-GAAP fully diluted net income per share between $2.21 and $2.22.(2)
Veeva is providing updated guidance for its fiscal year ending January 31, 2027 as follows:
•Total revenues between $3,635 and $3,645 million.
•Non-GAAP operating income of about $1,610 million.(2)
•Non-GAAP fully diluted net income per share of approximately $9.05.(2)
Conference Call Information
Prepared remarks and an investor presentation providing additional information and analysis can be found on Veeva's investor relations website at ir.veeva.com. Veeva will host a Q&A conference call at 2:00 p.m. PT today, June 3, 2026, and a replay of the call will be available on Veeva's investor relations website.

What:	Veeva Systems Fiscal 2027 First Quarter Results Conference Call
When:	Wednesday, June 3, 2026
Time:	2:00 p.m. PT (5:00 p.m. ET)
Online Registration:	https://events.q4inc.com/analyst/423437130?pwd=ckfYa8Xa
Webcast:	ir.veeva.com
___________
(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation of GAAP to Non-GAAP Financial Measures” below for details.
(2) Veeva is not able, at this time, to provide GAAP targets for operating income and fully diluted net income per share for the second fiscal quarter ending July 31, 2026 or the fiscal year ending January 31, 2027 because of the difficulty of estimating certain items excluded from non-GAAP operating income and non-GAAP fully diluted net income per share that cannot be reasonably predicted, such as charges related to stock-based compensation expense. The effect of these excluded items may be significant.

© 2026 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	2

About Veeva Systems
Veeva delivers the industry cloud for life sciences with cloud software, AI, data, and business consulting. Committed to innovation, product excellence, and customer success, Veeva serves more than 1,500 customers, ranging from the world’s largest pharmaceutical companies to emerging biotechs. As a Public Benefit Corporation, Veeva is committed to balancing the interests of all stakeholders, including customers, employees, shareholders and the industries it serves. For more information, visit veeva.com.
Veeva uses its ir.veeva.com website as a means of disclosing material non-public information, announcing upcoming investor conferences, and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website in addition to following our press releases, SEC filings, and public conference calls and webcasts.
Forward-looking Statements
This release contains forward-looking statements regarding Veeva’s expected future performance and, in particular, includes quotes from management and guidance, provided as of June 3, 2026, about Veeva’s expected future financial results. Estimating guidance accurately for future periods is difficult. It involves assumptions and internal estimates that may prove to be incorrect and is based on plans that may change. Hence, there is a significant risk that actual results could differ materially from the guidance we have provided in this release and we have no obligation to update such guidance. There are also numerous risks that have the potential to negatively impact our financial performance, including issues related to the performance, availability, security, or privacy of our products, competitive factors, customer decisions and priorities, developments that impact the life sciences industry (including regulatory, funding, or policy changes), general macroeconomic and geopolitical events (including changes in trade policy or practices, inflationary pressures, currency exchange fluctuations, changes in interest rates, and geopolitical conflicts), and issues that impact our ability to hire, retain and adequately compensate talented employees. We have summarized what we believe are the principal risks to our business in a section titled “Summary of Risk Factors” on pages 13 and 14 in our filing on Form 10-K for the period ended January 31, 2026 which you can find here. Additional details on the risks and uncertainties that may impact our business can be found in the same filing on Form 10-K and in our subsequent SEC filings, which you can access at sec.gov. We recommend that you familiarize yourself with these risks and uncertainties before making an investment decision.

###

Investor Relations Contact:	Media Contact:
Gunnar Hansen	Maria Scurry
Veeva Systems Inc.	Veeva Systems Inc.
267-460-5839	781-366-7617
ir@veeva.com	pr@veeva.com

© 2026 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	3

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 30, 2026	January 31, 2026
Assets
Current assets:
Cash and cash equivalents	$1,896,580	$1,421,233
Short-term investments	5,416,139	5,139,581
Accounts receivable, net	568,020	1,259,737
Unbilled accounts receivable	59,752	50,609
Prepaid expenses and other current assets	122,770	126,470
Total current assets	8,063,261	7,997,630
Property and equipment, net	73,484	70,261
Deferred costs, net	28,686	29,961
Lease right-of-use assets	82,060	75,626
Goodwill	488,161	439,877
Intangible assets, net	55,508	30,314
Deferred income taxes	272,665	273,417
Other long-term assets	65,733	62,257
Total assets	$9,129,558	$8,979,343

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$40,657	$37,644
Accrued compensation and benefits	52,572	45,857
Accrued expenses and other current liabilities	50,974	45,885
Income tax payable	67,897	6,698
Deferred revenue	1,476,539	1,488,819
Lease liabilities	13,131	12,153
Total current liabilities	1,701,770	1,637,056
Deferred income taxes	1,148	558
Long-term lease liabilities	89,936	83,706
Other long-term liabilities	32,350	43,271
Total liabilities	1,825,204	1,764,591
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	2,699,707	2,843,089
Accumulated other comprehensive (loss) income	(19,792)	8,160
Retained earnings	4,624,437	4,363,501
Total stockholders’ equity	7,304,354	7,214,752
Total liabilities and stockholders’ equity	$9,129,558	$8,979,343

© 2026 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	4

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended April 30,
	2026	2025
Revenues:
Subscription(3)	$730,175	$634,768
Professional services and other(4)	152,773	124,275
Total revenues	882,948	759,043
Cost of revenues(5):
Cost of subscription	99,103	78,346
Cost of professional services and other	121,821	95,478
Total cost of revenues	220,924	173,824
Gross profit	662,024	585,219
Operating expenses(5):
Research and development	208,323	184,033
Sales and marketing	111,117	98,628
General and administrative	69,472	68,826
Total operating expenses	388,912	351,487
Operating income	273,112	233,732
Other income, net	74,418	65,089
Income before income taxes	347,530	298,821
Income tax provision	86,594	70,631
Net income	$260,936	$228,190
Net income per share:
Basic	$1.60	$1.40
Diluted	$1.57	$1.37
Weighted-average shares used to compute net income per share:
Basic	163,345	162,749
Diluted	165,989	166,229
Other comprehensive income:
Net change in unrealized (loss) gain on available-for-sale investments	$(27,451)	$17,367
Net change in cumulative foreign currency translation loss	(501)	(38)
Comprehensive income	$232,984	$245,519

(3) Includes subscription revenues from the following product areas:
Veeva Commercial Solutions	$337,866	$305,411
Veeva R&D and Quality Solutions	392,309	329,357
Total subscription	$730,175	$634,768

(4) Includes professional services and other revenues from the following product areas:
Veeva Commercial Solutions	$57,573	$46,567
Veeva R&D and Quality Solutions	95,200	77,708
Total professional services and other	$152,773	$124,275

(5) Includes stock-based compensation as follows:
Cost of revenues:
Cost of subscription	$1,761	$1,715
Cost of professional services and other	14,151	12,769
Research and development	51,563	47,949
Sales and marketing	24,594	22,321
General and administrative	27,190	27,456
Total stock-based compensation	$119,259	$112,210

© 2026 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	5

VEEVA SYSTEMS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended April 30,
	2026	2025
Cash flows from operating activities
Net income	$260,936	$228,190
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,587	9,822
Reduction of lease right-of-use assets	3,279	3,265
Accretion of discount on short-term investments	(1,788)	(2,509)
Stock-based compensation	119,259	112,210
Amortization of deferred costs	4,900	4,043
Deferred income taxes	14,337	(27,418)
Other, net	(1,777)	4,327
Changes in operating assets and liabilities:
Accounts receivable	696,614	522,686
Unbilled accounts receivable	(9,143)	(7,672)
Deferred costs	(3,625)	(4,055)
Prepaid expenses and other current and long-term assets	(7,984)	(4,501)
Accounts payable	4,473	7,743
Accrued expenses and other current liabilities	8,923	(8,720)
Income tax payable	61,199	82,345
Deferred revenue	(32,963)	(41,361)
Lease liabilities	(2,460)	(2,543)
Other long-term liabilities	1,349	1,306
Net cash provided by operating activities	1,127,116	877,158
Cash flows from investing activities
Purchases of short-term investments	(982,315)	(667,100)
Maturities and sales of short-term investments	670,835	620,903
Long-term assets	(1,751)	(5,910)
Acquisitions, net of cash acquired	(75,480)	—
Net cash used in investing activities	(388,711)	(52,107)
Cash flows from financing activities
Proceeds from exercise of common stock options	2,939	40,605
Repurchases of common stock	(226,947)	—
Taxes paid related to net share settlement of equity awards	(38,518)	(20,225)
Net cash (used in) provided by financing activities	(262,526)	20,380
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(532)	766
Net change in cash, cash equivalents, and restricted cash	475,347	846,197
Cash, cash equivalents, and restricted cash at beginning of period	1,423,412	1,120,963
Cash, cash equivalents, and restricted cash at end of period	$1,898,759	$1,967,160

Supplemental disclosures of other cash flow information:
Excess tax (deficiency) benefit from employee stock plans	$(4,092)	$2,579

© 2026 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	6

Non-GAAP Financial Measures
In Veeva’s public disclosures, Veeva has provided non-GAAP measures, which it defines as financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, Veeva uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing its financial results. For the reasons set forth below, Veeva believes that excluding the following items provides information that is helpful in understanding its operating results, evaluating its future prospects, comparing its financial results across accounting periods, and comparing its financial results to its peers, many of which provide similar non-GAAP financial measures.
•Excess tax benefit (deficiency). Excess tax benefits (deficiencies) from employee stock plans are dependent on previously agreed-upon equity grants to our employees, vesting of those grants, stock price, and exercise behavior of our employees, which can fluctuate from quarter to quarter. Because these fluctuations are not directly related to our business operations, Veeva finds it useful to exclude excess tax benefits (deficiencies) when assessing the level of cash provided by operating activities. Given the nature of the excess tax benefits (deficiencies), Veeva believes excluding it allows investors to make meaningful comparisons between our operating cash flows from quarter to quarter and those of other companies.
•Stock-based compensation expenses. Veeva excludes stock-based compensation expenses primarily because they are non-cash expenses that Veeva excludes from its internal management reporting processes. Veeva’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, Veeva believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.
•Amortization of purchased intangibles. Veeva incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Veeva excludes these expenses for its internal management reporting processes. Veeva’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Investors should note that the use of intangible assets contributed to Veeva’s revenues earned during the periods presented and will contribute to Veeva’s future period revenues as well.
•Litigation settlement-related charges. We exclude certain costs related to litigation settlements, including outcome-based payments to the law firms that represented us, because they are non-recurring and outside the ordinary course of business. Because these costs are unrelated to our day-to-day business operations, we believe excluding them enables more consistent evaluation of our operating results.
•Income tax effects on the difference between GAAP and non-GAAP costs and expenses. The income tax effects that are excluded relate to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses due to stock-based compensation and purchased intangibles for GAAP and non-GAAP measures.
There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by Veeva’s management about which items are adjusted to calculate its non-GAAP financial measures. Veeva compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Veeva encourages its investors and others to review its financial information in its entirety, not to rely on any single financial measure to evaluate its business, and to view its non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

© 2026 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	7

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)

The following tables reconcile the specific items excluded from GAAP metrics in the calculation of non-GAAP metrics for the periods shown below:

Reconciliation of Net Cash Provided by Operating Activities (GAAP basis to non-GAAP basis)	Three months ended April 30,
	2026	2025
Net cash provided by operating activities on a GAAP basis	$1,127,116	$877,158
Excess tax deficiency (benefit) from employee stock plans	4,092	(2,579)
Net cash provided by operating activities on a non-GAAP basis	$1,131,208	$874,579
Net cash used in investing activities on a GAAP basis	$(388,711)	$(52,107)
Net cash (used in) provided by financing activities on a GAAP basis	$(262,526)	$20,380

Reconciliation of Financial Measures (GAAP basis to non-GAAP basis)	Three months ended April 30,
	2026	2025
Cost of subscription revenues on a GAAP basis	$99,103	$78,346
Stock-based compensation expense	(1,761)	(1,715)
Amortization of purchased intangibles	(674)	(1,012)
Cost of subscription revenues on a non-GAAP basis	$96,668	$75,619

Gross margin on subscription revenues on a GAAP basis	86.4%	87.7%
Stock-based compensation expense	0.2	0.3
Amortization of purchased intangibles	0.2	0.1
Gross margin on subscription revenues on a non-GAAP basis	86.8%	88.1%

Cost of professional services and other revenues on a GAAP basis	$121,821	$95,478
Stock-based compensation expense	(14,151)	(12,769)
Amortization of purchased intangibles	—	(134)
Cost of professional services and other revenues on a non-GAAP basis	$107,670	$82,575

Gross margin on professional services and other revenues on a GAAP basis	20.3%	23.2%
Stock-based compensation expense	9.2	10.3
Amortization of purchased intangibles	—	0.1
Gross margin on professional services and other revenues on a non-GAAP basis	29.5%	33.6%

Gross profit on a GAAP basis	$662,024	$585,219
Stock-based compensation expense	15,912	14,484
Amortization of purchased intangibles	674	1,146
Gross profit on a non-GAAP basis	$678,610	$600,849

Gross margin on total revenues on a GAAP basis	75.0%	77.1%
Stock-based compensation expense	1.8	1.9
Amortization of purchased intangibles	0.1	0.2
Gross margin on total revenues on a non-GAAP basis	76.9%	79.2%

Research and development expense on a GAAP basis	$208,323	$184,033
Stock-based compensation expense	(51,563)	(47,949)
Research and development expense on a non-GAAP basis	$156,760	$136,084

© 2026 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	8

VEEVA SYSTEMS INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended April 30,
	2026	2025

Sales and marketing expense on a GAAP basis	$111,117	$98,628
Stock-based compensation expense	(24,594)	(22,321)
Amortization of purchased intangibles	(2,331)	(2,795)
Sales and marketing expense on a non-GAAP basis	$84,192	$73,512

General and administrative expense on a GAAP basis	$69,472	$68,826
Stock-based compensation expense	(27,190)	(27,456)
General and administrative expense on a non-GAAP basis	$42,282	$41,370

Operating expense on a GAAP basis	$388,912	$351,487
Stock-based compensation expense	(103,347)	(97,726)
Amortization of purchased intangibles	(2,331)	(2,795)
Operating expense on a non-GAAP basis	$283,234	$250,966

Operating income on a GAAP basis	$273,112	$233,732
Stock-based compensation expense	119,259	112,210
Amortization of purchased intangibles	3,005	3,941
Operating income on a non-GAAP basis	$395,376	$349,883

Operating margin on a GAAP basis	30.9%	30.8%
Stock-based compensation expense	13.5	14.8
Amortization of purchased intangibles	0.4	0.5
Operating margin on a non-GAAP basis	44.8%	46.1%

Net income on a GAAP basis	$260,936	$228,190
Stock-based compensation expense	119,259	112,210
Amortization of purchased intangibles	3,005	3,941
Income tax effect on non-GAAP adjustments(6)	(12,063)	(16,513)
Net income on a non-GAAP basis	$371,137	$327,828

Diluted net income per share on a GAAP basis	$1.57	$1.37
Stock-based compensation expense	0.72	0.68
Amortization of purchased intangibles	0.02	0.02
Income tax effect on non-GAAP adjustments(6)	(0.07)	(0.10)
Diluted net income per share on a non-GAAP basis	$2.24	$1.97
________________________
(6) For the three months ended April 30, 2026 and 2025, management used an estimated annual effective non-GAAP tax rate of 21.0%.

© 2026 Veeva Systems Inc. All rights reserved. Veeva, V, Vault and Crossix are registered trademarks of Veeva Systems Inc.	9